Exhibit 99.1

To our Shareholders, I am pleased to share with you that on February 10, 2023, we closed on our acquisition of Hometown Bank. Hometown’s Cambridge, Pardeeville, Poynette, Wautoma, and Fond du Lac offices opened as Bank First branches on Monday, February 13. We plan to construct a new office on the west side of Fond du Lac to consolidate our presence in the market, allowing us to better serve our Fond du Lac area customers from a welcoming space while providing our employees with a state-of-the-art working environment. Making a merger successful for our employees, customers, and communities requires hundreds of hours of work from dozens of conversion team members. The conversion teams of both organizations worked diligently to ensure the system conversion went smoothly for Bank First’s new customers while providing a warm welcome to the Hometown employees joining Bank First. Nearly all the customer-facing branch employees from Hometown joined Bank First. Members of our conversion team met with every Hometown employee on multiple occasions to ensure they felt welcomed, understood the Bank First Promise and received the necessary training to succeed in their new position at Bank First. One of the employees who joined Bank First is Tim McFarlane, Hometown’s President and Chief Executive Officer. Tim has assumed the role of President of Bank First and Bank First Corporation. I will continue serving as Chief Executive Officer and Chairman of the Board. As President, Tim will be responsible for the day-to-day operations of Bank First. The addition of Tim will allow me more time to focus on strategic initiatives to enhance our customer experience, grow into adjacent markets, and develop new financial solutions for our customers. Tim joining the Bank First team is a reunion for us. He and I previously worked together at a Wisconsin-based regional bank. We worked closely together in the same region at that institution, and during our tenure, it was the company’s most successful market. Our success was the direct result of believing in the same banking principles of focusing on character and developing relationships. Tim fully embraces Bank First’s Promise that “we are a relationship-based bank focused on providing innovative solutions that are value driven to the communities we serve”. Tim joining Bank First begins an exciting new chapter in the Bank’s long history of success. Michael B. Molepske Chairman of the Board and CEO (920) 652-3202 MESSAGE FROM THE CEO Ticker: BFC www.bankfirst.com CORPORATION MARCH 2023 SHAREHOLDER NEWS MIKE MOLEPSKE Bank First Corporation announces completion of merger with Hometown Bancorp, Ltd. Bank First Corporation is pleased to announce the completion of its merger with Hometown Bancorp, Ltd., the parent company of Hometown Bank, effective February 10, 2023. Pursuant to the terms of the merger agreement with Hometown, each Hometown shareholder had the option to receive either $29.16 in cash or 0.3962 of a share of Bank First’s common stock in exchange for each share of Hometown common stock, subject to customary proration and allocation procedures, such that no less than 70% of shares of Hometown common stock were to receive the stock consideration and no greater than 30% of shares of Hometown common stock were to receive the cash consideration. Based on final shareholder elections, approximately 87% of the total merger consideration was comprised of Bank First’s common stock and the remaining 13% was paid in cash. With the addition of Hometown Bancorp, Ltd., Bank First Corporation now has assets of approximately $4.2 billion, loans of approximately $3.3 billion, and deposits of approximately $3.5 billion. Piper Sandler & Co. served as financial advisor to Bank First and Alston & Bird LLP served as legal counsel. Reinhart Boerner Van Deuren, s.c. served as legal counsel to Hometown.

FOURTH QUARTER KEVIN LEMAHIEU Chief Financial Officer (920) 652-3362 Quarterly Common Stock Cash Dividend Bank First’s Board of Directors approved a quarterly cash dividend of $0.25 per common share, payable on April 5, 2023, to shareholders of record as of March 22, 2023. Total assets for the Company increased by 24.6% to $3.66 billion at December 31, 2022, compared to $2.94 billion at December 31, 2021. Loans grew by $657.6 million on a year-over-year basis, ending 2022 at $2.89 billion, an increase of 29.4%. Deposits grew by $531.8 million on a year-over-year basis, ending 2022 at $3.06 billion, an increase of 21.0%. Noninterest-bearing demand deposits made up 30.5% of our overall core deposits at December 31, 2022. All year-over-year balances were significantly impacted by the Company’s acquisition of Denmark Bancshares, Inc. (“Denmark”) during the third quarter of 2022. This transaction included $457.1 million in loans, $604.8 million in deposits and $685.8 million in total assets. Earnings per share for the year ended December 31, 2022 was $5.58, representing a decrease of 5.7% compared to earnings per share of $5.92 during 2021. 2022 earnings per share were negatively impacted by $0.69 due to expenses related to the aforementioned acquisition of Denmark. Net income was $45.2 million for the year ended December 31, 2022, compared to $45.4 million during 2021. Net interest margin (“NIM”) was 3.41% for 2022, down from 3.47% during 2021. During most of the first half of 2022 the Company engaged in a strategy to enhance net interest income, utilizing $300.0 million in short-term borrowings from the Federal Home Loan Bank and investing these funds in short-term, liquid, risk-free, interest-earning assets. This non-core strategy reduced NIM by approximately 0.15% during the year ended December 31, 2022. Total non-interest income was $19.8 million for 2022 compared to $23.5 million during 2021. Gains on sales of mortgage loans on the secondary market decreased by 78.8% from $7.4 million during 2021, to $1.6 million during 2022, the result of an industry-wide slowdown in retail lending markets as a result of significantly rising interest rates during 2022. Positive valuation adjustments to the Bank’s mortgage servicing rights were $2.9 million during 2022 compared to $1.3 million during 2021. Total non-interest expense increased by $11.5 million, or 22.8%, from $50.6 million in 2021 to $62.1 million in 2022. Transaction expenses related to the Company’s acquisition of Demark as well as its acquisition of Hometown Bancorp, Ltd. in the first quarter of 2023 added $6.5 million to non-interest expense during 2022. As the Company did not acquire any institutions during 2021, no similar transaction expenses impacted that year. The added scale of operations from the close of the acquisition of Denmark through the end of 2022 led to a majority of the remaining increase in non-interest expense during 2022. Total shareholders’ equity increased by 40.4% to $453.1 million at December 31, 2022, compared to $322.7 million at December 31, 2021. The acquisition of Denmark added $125.3 million to stockholders’ equity and strong earnings added another $45.2 million. This was offset by dividends to common stock holders totaling $7.6 million and the repurchase of $13.8 million of company common stock during 2022. LORI SISEL - Shareholder Services Officer (920) 863-1028 lsisel@bankfirst.com KELLY DVORAK - General Counsel /Corporate Secretary (920) 652-3244 kdvorak@bankfirst.com SHANNON KLAHN - Vice President Administration (920) 652-3222 sklahn@bankfirst.com Bank First Corporation Contacts BANK FIRST’S FOOTPRINT EXPANDS TO 28 LOCATIONS THROUGHOUT THE STATE OF WISCONSIN

12/31/2022 12/31/2021 Return on Average Assets (YTD) 1.35% 1.60% Return on Average Equity (YTD) 12.14% 14.64% Full-Time Equivalent Employee (FTE) - period end 327 287 Average Assets per Average FTE $ 11,191 $ 9,511 Dividend Payout Ratio 16% 19% Dividends Per Share (YTD) $ 0.94 $ 1.14 Net Interest Margin (YTD) 3.41% 3.47% Shares Outstanding - period end 9,021,697 7,616,540 12/31/2022 12/31/2021 ASSETS Cash, Cash Equivalents and Fed Funds Sold $ 119,351 $ 296,860 Investment Securities 349,734 218,600 Other Investments at Cost 16,495 9,004 Loans, Net 2,871,298 2,215,199 Premises and Equipment 56,448 49,461 Other Assets 247,106 148,428 Total Assets $ 3,660,432 $ 2,937,552 LIABILITIES Deposits $ 3,060,229 $ 2,528,440 Securities Sold Under Repurchase Agreements 97,196 41,122 Borrowed Funds 25,429 25,511 Other Liabilities 24,475 19,826 Total Liabilities $ 3,207,329 $ 2,614,899 Total Shareholder Equity 453,103 322,653 Total Liabilities and Shareholder Equity $ 3,660,432 $ 2,937,552 12/31/2022 12/31/2021 Total Interest Income $ 116,534 $ 98,386 Total Interest Expense 12,449 8,304 Net Interest Income 104,085 90,082 Provision for Loan Losses 2,200 3,100 Net Interest Income After Provision for Loan Losses 101,885 86,982 Total Other Income 19,847 23,541 Total Operating Expenses 62,099 50,556 Income Before Provision for Income Taxes 59,633 59,967 Provision for Income Taxes 14,419 14,523 Net Income $ 45,214 $ 45,444 Earnings Per Share: Basic $ 5.58 $ 5.92 Earnings Per Share: Diluted $ 5.58 $ 5.92 FINANCIAL PERFORMANCE Consolidated Statements of Financial Condition Key Financial Metrics Consolidated Statements of Income (In Thousands) (In Thousands, Except Per Share Data)

Bank First announces new hire and promotions


AMBROSIUS


MALEWISKI


ZUCCHI


SISEL


OMDAHL


GREEN


KLAHN


TUMA


DOMINO

DAVID AMBROSIUS recently joined Bank First as Retail Banker with over six years of mortgage lending experience. David is responsible for developing new and enhancing existing retail banking relationships in the Bank's Shawano market. He is active in the community and serves as the head basketball coach at Shawano High School. He graduated from St. Norbert College with a bachelor's degree in business administration and management.

TOM OMDAHL has been promoted to Vice President – BSA/Compliance Officer. Tom joined Bank First in 2018 and has over 30 years of experience in the banking industry. He is responsible for overseeing bank compliance with regulatory requirements, internal policies and procedures, and also serves as the Bank's Community Reinvestment Act (CRA) Officer. In addition, Tom manages the Bank's Bank Secrecy Act (BSA) program. He is a member of the Wisconsin Bar Association and is a Certified Anti-Money Laundering Specialist and a Certified Regulatory Compliance Manager. Tom earned his bachelor's degree and juris doctorate from UW – Madison.

DEREK DOMINO has been promoted to Assistant Vice President - Treasury Management. Derek joined Bank First in 2018 as Treasury Management Assistant and has served various roles within the Treasury Management department. Derek was instrumental in helping launch the Bank's merchant services platform. He will continue to oversee the Treasury Management team, onboard new business customers, assist current customers with account management solutions, and promote the Bank's Treasury Management products and services. He received his bachelor's degree in business management and master's degree in business management and organizational development from Silver Lake College.

LORI SISEL has been promoted to Shareholder Services Officer. Lori joined Bank First in August 2022 through the merger with Denmark State Bank and has 30 years of experience in the banking industry. She began as a Teller and held various positions including Personal Banker, Training Coordinator, and most recently Executive Assistant which included Shareholder Relations. At Bank First, Lori assists the Bank's shareholders with all matters related to stock investments, transaction documents, shareholder communications, and the coordination of the Bank's Annual Report and Annual Meeting of Shareholders.

LISA MALEWISKI has been promoted to Branch Manager – Officer. Lisa joined Bank First as Branch Manager in August 2022 through the merger with Denmark State Bank and has six years of experience in the banking industry. Lisa began her career in banking as a Financial Services Representative and was quickly promoted to Personal Banker, then Assistant Branch Manager.

EVELYN GREEN has been promoted to Vice President – Branch Manager of the Bank's Plymouth office. Evelyn began her career at Bank First in 2017 with over 40 years of banking experience and is a member of the retail banking team serving in Plymouth. Active in her community, Evelyn serves on the board of directors of Big Brothers Big Sisters Wisconsin Shoreline. She is also a firm believer in assisting aging seniors by volunteering her time delivering for Meals on Wheels and participating in other activities.

SHANNON KLAHN has been promoted to Vice President - Administration. Shannon joined the Bank in 2014 and during her tenure has served as Business Analyst, Marketing Communications Officer, and most recently Assistant Executive Officer. Shannon will continue to support the Chief Executive Officer and Senior Management team with the overall strategic and operational performance of the Bank. In addition, she will play a larger role in providing operational input for the Bank, serve as a catalyst for continuous improvement, help maintain the culture of the Bank, and enhance employee engagement. Shannon earned her bachelor of business administration degree from the UW – Madison and her master of business administration degree from the UW – Milwaukee. Shannon recently completed her tenure on the Board of Directors of Family Service Association of Sheboygan and Advocacy Programs of Sheboygan. She also serves on the Officials Committee of the American Barefoot Club, a division of U.S.A. Waterski.

SCOTT TUMA has been promoted to Vice President – Enterprise Risk Management. Scott joined Bank First in 2014 and has served as the Banks' Card Operations Manager and in 2019 was promoted to Enterprise Risk Manager. Over the past three years, Scott has significantly transformed the Enterprise Risk Management function of Bank First. Scott will continue to ensure Bank First maintains optimum compliance with Federal and State laws, rules and regulations, as well as internal policies and procedures. He is also responsible for the management of information security systems, vendor management, internal audit, and third-party exams. Scott earned his bachelor of business administration degree in economics from UW – Green Bay and his masters of business administration degree from Lakeland University.

EMILY ZUCCHI has been promoted to Marketing Officer. Emily joined Bank First in 2019 as Marketing Specialist and was promoted to Digital Marketing Manager in February 2021. Emily will continue to assist the Bank's marketing department in the conception, execution, tracking, and continual optimization of its marketing and public relations initiatives, concentrating in the Bank's digital marketing strategies. Emily earned her bachelor's degree in marketing at UW – La Crosse. Emily participated in Leadership Manitowoc County from 2021-2022 and recently joined 100+ Women Who Care Manitowoc County. Emily volunteers at many Bank First organized events such as Adopt-A-Highway, Make a Difference Day, and the Power of Community Week.

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